May 6, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Cutwater Investment Grade Bond Fund (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 77K of Form N-SAR, as part of the Form N-SAR of Cutwater Investment Grade Bond Fund dated June 24, 2015. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,


PricewaterhouseCoopers LLP,
Two Commerce Square, Suite 1700,
2001 Market Street,
Philadelphia, PA 19103-7042
T: (267) 330-3000,  F: (267) 330-3300,
 www.pwc.com/us